EXHIBIT 21.1

SUPERIOR ENERGY SERVICES, INC.

List of Subsidiaries

Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Superior Energy Services, Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report.

NAME	STATE OF JURISDICTION OF INCORPORATION OR ORGANIZATION

1105 Peters Road, L.L.C.	Louisiana
104474 Alberta, Ltd.	Canada
A&W Water Service, Inc.	Colorado
Alliance Energy Service Company, L.L.C.	Colorado
AWS, Inc.	Delaware
Balance Point Group B.V.	Netherlands
Big Mac Tank Trucks, L.L.C.	Delaware
Blowout Tools, Inc.	Texas
CES Mid-Continent Hamm, L.L.C.	Delaware
Concentric Pipe and Tool Rentals, L.L.C.	Louisiana
Fastorq, L.L.C.	Louisiana
Femco SWD, Inc.	Delaware
HB Rentals Limited	United Kingdom
H.B. Rentals, L.C.	Louisiana
Hallin Marine Subsea International Limited	Isle of Man
Hamm Management Co.	Delaware
Hamm & Phillips Service Company, Inc.	Delaware
High Plains Disposal, Inc.	Texas
Hyland Enterprises, Inc.	Wyoming
Integrated Production Services, Inc.	Delaware
Integrated Production Services, Ltd.	Canada
International Snubbing Services, L.L.C.	Louisiana
IPS Optimization, Inc.	Canada
LEED Tool Corporation	Colorado
Monument Well Service Co.	Delaware
Oil Tool Rentals, Co.	Delaware
Pumpco Energy Services, Inc.	Delaware
Rising Star Services, L.P.	Texas
Roustabout Specialities, Inc.	Colorado
SES Canada, ULC	Canada
SESI, L.L.C.	Delaware
Servicios Petrotec de S.A. de C.V.	Mexico
SPN Fairway Acquisition, Inc.	Delaware
Stabil Drill Specialties, L.L.C.	Louisiana
Stride Well Services Company, Inc.	Delaware
Sub-Surface Tools, L.L.C.	Louisiana
Superior Energy International, C.V.	Netherlands
Superior Energy Liftboats, L.L.C.	Louisiana
Superior Energy Services (Australia) Pty. Ltd.	Australia
Superior Energy Services Colombia, L.L.C.	Delaware
Superior Energy Services, L.L.C.	Louisiana
Superior Energy Services (UK) Limited	United Kingdom
Superior Inspection Services, Inc.	Louisiana
Sweetwater Produced Water Disposal, L.L.C.	Wyoming
Texas CES, Inc.	Texas
Turner Energy Services, L.L.C.	Delaware
Warrior Energy Services Corporation	Delaware
Wild Well Control, Inc.	Texas
Workstrings International, L.L.C.	Louisiana
Workstrings International Limited	United Kingdom